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                                                                    Exhibit 3.34

                                    AMENDMENT
                                     TO THE
                   SECOND AMENDED AND RESTATED TRUST AGREEMENT

          This AMENDMENT ("Amendment") to the Second Amended and Restated Trust Agreement, dated as of September 29, 1995, among the Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity, but solely as trustee thereunder ("Owner Trustee"), and 747, Inc., an Oregon corporation ("747"), King, Christian Inc., a Nevada corporation ("King Christian"), and Delford M. Smith, as beneficiaries, is made as of May 8, 2003, among Owner Trustee, Evergreen International Aviation, Inc., an Oregon corporation ("Aviation") and Delford M. Smith.

                              W I T N E S S E T H:

          WHEREAS, a trust (the "1986 Trust") was created pursuant to the Trust Agreement, dated as of February 25, 1986, as amended and restated pursuant to the Amended and Restated Trust Agreement, dated as of August 31, 1987, as amended on August 31, 1988, and as amended and restated pursuant to the Second Amended and Restated Trust Agreement, dated as of September 29, 1995, among Aviation (an assignee of Evergreen Holdings, Inc.,) as successor to 747 and King Christian and Delford M. Smith, as Beneficiaries, and Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee (as amended and restated, the "Existing Trust Agreement")

          WHEREAS, pursuant to Articles of Merger filed on August 11, 1998 with the Secretary of State of the State of Oregon, 747 and King Christian were merged with and into Evergreen Holdings, Inc., an Oregon corporation ("Holdings"), with Holdings as the surviving corporation.

          WHEREAS, the Assignment and Assumption Agreement, dated as of July 31, 1998, was entered into between Holdings and Aviation, whereby Holdings assigned all its rights, title and interests in, to and under the Trust Agreement to Aviation, and Aviation assumed all Holdings' obligations thereunder.

          WHEREAS, Aviation has elected to issue and sell (the "Offering") senior second secured notes (the "Notes"), with an aggregate principal amount not to exceed $215,000,000, pursuant to an indenture (the "Indenture") among Aviation, Holdings and the subsidiary guarantors listed on the signature page thereof (the "Subsidiary Guarantors"), and Bank One, N.A., as trustee, to be entered into on or about May 16, 2003.

          WHEREAS, Pursuant to the Indenture which governs the Notes, each of the Subsidiary Guarantors, including the 1986 Trust, will jointly and severally guarantee (the "Notes Guarantee") the Aviation's obligations arising under the Indenture and the Notes.

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          WHEREAS, In connection with the offering of the Notes, Aviation,
Holdings and the Subsidiary Guarantors (except for Wells Fargo Bank Northwest, National Association, in its capacity as owner trustee of the Evergreen Aircraft Trust and Boomer Air, Inc.) will also execute and deliver to Morgan Stanley & Co. Incorporated, Merrill, Lynch, Pierce, Fenner & Smith, Incorporated and PNC Capital Markets, Inc. (the "Placement Agents"), the placement agreement (the "Placement Agreement"), to be entered into on or about May 8, 2003. In addition, Aviation, Holdings and the Subsidiary Guarantors will also enter into a registration rights agreement (the "Registration Rights Agreement"), to be entered into on or about May 16, 2003, with the Placement Agents pursuant to the Placement Agreement.

          WHEREAS, Aviation has also elected to enter into the Credit, Guaranty and Security Agreement, to be dated on or about May 16, 2003 (the "Credit, Guaranty and Security Agreement"), by and among Aviation, Holdings, and the Subsidiary Guarantors, the financial institutions which are now or which thereafter become a party thereto ("Lenders") and PNC Bank, National Association, as agent for Lenders.

          WHEREAS, Pursuant to the Credit, Guaranty and Security Agreement, each of the Subsidiary Guarantors, including the 1986 Trust, will unconditionally guarantee (the "Credit Agreement Guarantee") the Aviation's obligations arising under the Credit, Guaranty and Security Agreement.

          WHEREAS, Pursuant to a Security Agreement to be entered into by and among Aviation, Holdings, the Subsidiary Guarantors (except for the 1986 Trust) and Bank One, N.A. (the "Second Lien Security Agreement"), and the Intercreditor Agreement, to be entered into by and among Aviation, Holdings, the Subsidiary Guarantors, Bank One, N.A. and PNC Bank, National Association (the "Intercreditor Agreement"), certain subsidiaries of Aviation (other than the 1986 Trust) will grant a second priority security interest in the collateral to be pledged under the Credit Agreement.

          WHEREAS, In connection with the Notes Guarantee and the Credit Agreement Guarantee of the 1986 Trust as described above, FINOVA Capital Corporation ("FINOVA") has requested that the Secured Loan Agreement, dated as of May 7, 1997 (the "Secured Loan Agreement"), among FINOVA Capital Corporation, Wilmington Trust Company, not in its individual capacity, except as expressly set forth therein, but solely as Owner Trustee under the Existing Trust Agreement, 747, Delford M. Smith and King Christian, be amended by an amendment agreement (the "Secured Loan Amendment Agreement"), to be entered into among FINOVA, Aviation, as assignee of Holdings (successor to 747, Inc. and King, Christian Inc.) and Delford M. Smith, providing that an event of default under the Indenture or under the Credit, Guaranty and Security Agreement constitute an event of default under the Secured Loan Agreement.

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          WHEREAS, FINOVA, pursuant to a Waiver and Consent, dated April 26,
2003 and a Waiver and Consent, dated May 5, 2003, has consented to the participation of the 1986 Trust in all of the transactions contemplated above.

          WHEREAS, Owner Trustee, Aviation and Delford M. Smith desire to amend the terms of the Existing Trust Agreement to allow for participation of the 1986 Trust in the transactions as contemplated above.

          NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree to amend and restate the Existing Trust Agreement in its entirety as follows:

          Section 1. Amendment of Section 1.2 of the Existing Trust Agreement. The parties hereto agree that Section 1.2 of the Existing Trust Agreement is hereby amended to include the following sub-sections:

          "(h) to execute and deliver the Indenture, the Placement Agreement, the Registration Rights Agreement, the Notes Guarantee, the Credit, Guaranty and Security Agreement, the Intercreditor Agreement, the Secured Loan Amendment Agreement, and to enter into and execute all other documents and to perform all agreements or other obligations in connection with those agreements upon the instruction of the Beneficiary."

          Section 2. Amendment to Section 4.7(a) of the Existing Trust Agreement. The parties hereto agree that Section 4.7(a) of the Existing Trust Agreement is hereby amended to include the following sub-section:

          "(4) "take all such actions as required to be taken in connection with the obligations of the Trustee under the Indenture, the Placement Agreement, the Registration Rights Agreement, the Notes Guarantee, the Credit, Guaranty and Security Agreement, the Intercreditor Agreement, the Secured Loan Amendment Agreement, and any and all other documents or agreements entered into connection therewith at the instruction of the Beneficiary.

          Section 3. Entire Agreement. This Agreement and the other documents attached hereto or incorporated by reference herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other understandings, oral and written, with respect to the subject matter hereof.

          Section 4. Applicable Law. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN NEGOTIATED AND MADE IN, AND SHALL BE GOVERNED AND INTERPRETED UNDER THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE BY RESIDENTS THEREOF TO BE ENTIRELY PERFORMED THEREIN.

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          Section 5. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          Section 6. Effect of Amendment. Except as specifically set forth herein, all other provisions of the Existing Trust Agreement shall remain in full forth and effect.

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          IN WITNESS WHEREOF, the parties have caused this Amendment to the
Second Amended and Restated Trust Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

                                     Wilmington Trust Company, not in its
                                        individual capacity, but solely as Owner
                                        Trustee


                                     By: /s/ Charisse L. Rodgers
                                         ---------------------------------------
                                         Name: Charisse L. Rodgers
                                         Title: Vice President


                                     Evergreen International Aviation, Inc.


                                     By: /s/ Delford M. Smith
                                         ---------------------------------------
                                         Name: Delford M. Smith
                                         Title: Chief Executive Officer


                                     Delford M. Smith


                                     By: /s/ Delford M. Smith
                                         ---------------------------------------
                                         Name: Delford M. Smith
                                         Title:


CONSENTED TO:

FINOVA Capital Corporation


By: /s/ Philip S. Clare
    -----------------------------------
    Name: Philip S. Clare
    Title: V.P.


Evergreen International Airlines, Inc.


By: /s/ Robert Warren
    -----------------------------------
    Name: Robert Warren
    Title: Vice President